UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016 (July 11, 2016)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Allergan plc, a public company limited by shares organized under the laws of Ireland (“Allergan”) and Teva Pharmaceutical Industries Ltd., a company organized under the laws of Israel (“Teva”) entered into an amendment, dated July 11, 2016 (the “Third Amendment”) to the Master Purchase Agreement (the “Agreement”), dated as of July 26, 2015, by and between Allergan and Teva. Under the Third Amendment, Teva and Allergan, among other things, agreed to increase the base working capital used for purposes of a working capital adjustment by at least $650 million and in certain circumstances up to $800 million, added Actonel (authorized generic) and Carafate (authorized generic) to the list of excluded products and reduced the cash consideration to be paid by $221 million, provided that the Absence of Change representation will expire at closing, and clarified other matters under the Agreement.

On July 11, 2016, Allergan and Teva also entered into a letter agreement (the “Outside Date Letter”) extending the Outside Date (as defined in the Agreement) from July 26, 2016 to October 26, 2016, which date is contemplated by the Agreement.

The foregoing descriptions of the Third Amendment and the Outside Date Letter do not purport to be complete and are qualified in their entirety by reference to the relevant agreements, which are filed as Exhibits 2.3 and 2.4 hereto and are incorporated herein by reference.

Item 8.01 Other Events.

In addition, Allergan and Teva previously entered into an amendment, dated July 5, 2016 (the “Second Amendment”) to the Agreement, under which Teva and Allergan, among other things, made certain clarifying changes to certain definitions and amended the requirements regarding the use of Allergan marks by Teva and its affiliates and the Actavis marks by Allergan and its affiliates during a post-closing transition period and an amendment, dated June 9, 2016 (the “First Amendment”), under which Teva and Allergan, among other things, made certain clarifying changes to certain definitions and provided that Teva and Allergan would cooperate in complying with certain settlement agreements with the Federal Trade Commission to which Allergan and its affiliates are subject.

The foregoing descriptions of the First Amendment and Second Amendment do not purport to be complete and are qualified in their entirety by reference to the relevant agreements, which are filed as Exhibits 2.1 and 2.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d.	Exhibits:

2.1	First Amendment to the Master Purchase Agreement, dated as of June 9, 2016, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

2.2	Second Amendment to the Master Purchase Agreement, dated as of July 5, 2016, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

2.3	Third Amendment to the Master Purchase Agreement, dated as of July 11, 2016, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

2.4	Letter Agreement, dated as of July 11, 2016, between Teva Pharmaceutical Industries Ltd. and Allergan plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2016	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to the Master Purchase Agreement, dated as of June 9, 2016, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

2.2	Second Amendment to the Master Purchase Agreement, dated as of July 5, 2016, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

2.3	Third Amendment to the Master Purchase Agreement, dated as of July 11, 2016, by and between Teva Pharmaceutical Industries Ltd. and Allergan plc.

2.4	Letter Agreement, dated as of July 11, 2016, between Teva Pharmaceutical Industries Ltd. and Allergan plc.